UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2012

LUX DIGITAL PICTURES, INC.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

333-153502	26-2589503
(Commission File Number)	(I.R.S. Employer Identification No.)

347 Chapala Street, Santa Barbara, California	93101
(Address of principal executive offices)	(Zip Code)

(805) 308-9151
(Registrant’s telephone number, including area code)

__________________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 1.  REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  Entry into a Material Definitive Agreement.

Effective August 31, 2012, Lux Digital Pictures, Inc., a Wyoming corporation (the “Company”), StreamTrack Media, Inc., a California corporation and wholly owned subsidiary of the Company (“Buyer’s Subsidiary”), and RadioLoyalty, Inc., a California corporation (the “Seller”), entered into and closed an asset purchase agreement (the “APA”) pursuant to which the Buyer’s Subsidiary acquired the business and substantially all of the assets of the Seller in consideration for which the Company will, within five (5) business days after the recording of Amended and Restated Articles of Incorporation by the Company with the Wyoming Secretary of State that effect a reverse split of the Company’s issued and outstanding common stock, issue to Seller a number of shares of the Company’s common stock (the “Shares”) such that on the date of the issuance of the Shares, the Seller and its affiliates will own approximately 90% of the total issued and outstanding shares of the Company’s common stock, (i) assuming the conversion of all outstanding Series A Convertible Preferred Stock of the Company into the Company’s common stock on the Share issuance date, and (ii) including and taking into account all other shares of the Company’s common stock already owned by the Seller and its affiliates on the Share issuance date (the “Purchase Price”); provided, that the calculation of the number of Shares issuable to Seller will reflect that the dilution caused by outstanding shares of the Company’s common stock in the public float on the Share issuance date will be borne 90% by the Seller and 10% by the holders of the Company’s outstanding Series A Convertible Preferred Stock.  Seller is engaged in the business of providing key support services for both mobile and online content, using proprietary platforms developed by the Seller over the last five years.  A copy of the APA is attached to this Report as Exhibit 10.1.

SECTION 2.  FINANCIAL INFORMATION

Item 2.01  Completion of Acquisition or Disposition of Assets.

Effective August 31, 2012, in accordance with the APA described in Item 1.01 of this Report, the Company, through Buyer’s Subsidiary, acquired the business and substantially all of the assets owned by the Seller immediately prior to the closing of the APA, including but not limited to all contractual rights, accounts receivable, all other receivables, cash, deposits, prepaid expenses, inventory, machinery, equipment, engineering data, databases, systems, designs, computer hardware and software, domains, source code, records, works in process, backlog, intellectual property (including but not limited to patents and licensing agreements), know-how, trade secrets, inventions, technology, company name, operating and equipment leases, licenses, permits, franchises, websites, customers, suppliers, contracts, sales and marketing literature and processes, techniques, goodwill, web sites, and pricing information related to the Seller’s business.

SECTION 9.  FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(a)
Financial Statements of Businesses Acquired.

Financial Statements (unaudited) of RadioLoyalty, Inc., as of and for the period from inception (November 30, 2011) through May 31, 2012, are included as Exhibit F to Exhibit 10.1 of this Report.

(d)	Exhibits.

10.1	Asset Purchase Agreement with exhibits, dated as of August 31, 2012, by and between Lux Digital Pictures, Inc., StreamTrack Media, Inc. and RadioLoyalty, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LUX DIGITAL PICTURES, INC.
(Registrant)

Date: September 7, 2012	By:	/s/ Michael Hill, Chief Executive Officer
Michael Hill, Chief Executive Officer